THIS DOCUMENT CONSISTS OF 3 PAGES.



                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                      __________

                                      FORM 8-A/A
                                    AMENDMENT NO. 1

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


                         VETERINARY CENTERS OF AMERICA, INC.
                (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                                  95-4097995
     (State of Incorporation or Organization)            (IRS Employer
            Identification No.)


3420 OCEAN PARK BOULEVARD, SUITE 1000, SANTA MONICA, CALIFORNIA      90405
(Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class      Name of each exchange on which
     TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
      -------------------     ------------------------------

     None

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                 5 1/4% Convertible Subordinated Debentures

PAGE

Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          ------------------------------------------

      Reference is made to the discussion set forth under the caption "Description of the Debentures" contained in the Form S-3 Registration Statement (File No. 333-8441) (the "Form S-3") of Veterinary Centers of America, Inc. ("Registrant") under the Securities Act of 1933, as amended. Such discussion is incorporated herein by reference to Registrant's Form S-3.

Item 2.   EXHIBITS.
          --------

 3.1 Certificate of Incorporation of the Registrant, as amended to date. Incorporated by reference to Exhibit 3.1 to Registrant's Report on Form 10-K, filed on March 31, 1993.

 3.2 Bylaws of the Registrant, as currently in effect. Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, File No. 33-40095.

 4.3 Indenture dated as of April 17, 1996 between Veterinary Centers of America, Inc. and the Chase Manhattan Bank, N.A. Incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-4, File No. 333-6667.

                                   SIGNATURE



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      VETERINARY CENTERS OF
                                      AMERICA, INC.



Date:  November 19, 1996              By:/s/ Tomas Fuller
                                         ------------------------------------
                                         Tomas Fuller
                                         Chief Financial Officer